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                                                                     EXHIBIT 4.3




                           MIDCOM COMMUNICATIONS INC.

          $85,000,000  8 1/4% Convertible Subordinated Notes due 2003


                               PURCHASE AGREEMENT


                                                                 August 15, 1996


PAINEWEBBER INCORPORATED
WHEAT, FIRST SECURITIES, INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         MIDCOM Communications Inc., a Washington corporation (the "Company"), proposes to issue and sell to PaineWebber Incorporated and Wheat, First Securities, Inc. (collectively, the "Initial Purchasers," which term shall also include any Initial Purchaser substituted as hereinafter provided in Section 9 hereof), the respective principal amounts set forth in Schedule A hereto of $85,000,000 in aggregate principal amount of the Company's 8 1/4% Convertible Subordinated Notes due 2003 (the "Firm Securities"). The Company also proposes to grant to the Initial Purchasers, acting severally and not jointly, an option to purchase all or any part of an additional $12,750,000 principal amount of 8 1/4% Convertible Subordinated Notes due 2003 to cover over-allotments, if any (the "Option Securities," and together with the Firm Securities, the "Securities").

         The Securities are to be issued pursuant to an indenture, dated as of August 22, 1996 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Securities are convertible into shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the conversion price specified in Schedule B hereto.

         The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), and the Initial Purchasers propose to resell the Securities to qualified institutional buyers (within the meaning of Rule 144A ("Rule 144A") under the Securities Act) ("Qualified Institutional Buyers") in reliance upon Rule 144A, to a limited number of "accredited investors" (within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act) ("Accredited Investors"), and to certain persons outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") (collectively, "Subsequent Purchasers"). Upon original issuance of the Securities and until such time as the Company deems that





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it is no longer required under the Securities Act, the certificates representing the Securities and the shares of the Company's Common Stock issuable upon conversion of the Securities (and all securities issued in exchange of any therefor or in substitution of any thereof) shall bear the legend set forth on Exhibit A.

        The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated July 31, 1996 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof copies of a final offering memorandum dated August 15, 1996 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

        All references in this Agreement to financial statements and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") which is incorporated by reference in the Offering Memorandum.

        The Company confirms as follows its agreements with the several Initial Purchasers.

        1.      Agreement to Sell and Purchase.

                On the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions hereof:

                (a) The Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Firm Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Firm Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                (b) The Company hereby grants an option (the "Option") to the Initial Purchasers to purchase, severally and not jointly, the Option Securities at the price set forth in Schedule B, plus accrued interest, if any, from the Closing Date (as defined below) to the Option Closing Date (as defined below). The Option will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon written or telegraphic notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the Option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Initial Purchasers, but shall not be later than seven full business days after the exercise of the Option nor in any event prior to the Closing Date, as hereinafter defined. If the Option is exercised as to all or any



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portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the principal amount of Firm Securities set forth in Schedule A opposite the name of such initial Purchaser bears to the total principal amount of Firm Securities. Delivery of the Option Securities, and payment therefor, shall be made as provided in
Section 2 hereof.

        2.      Delivery and Payment.

                Delivery of certificates for the Firm Securities shall be made to the Initial Purchasers, against payment of the purchase price therefor by wire transfer of same day funds, at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York (the "Closing Location") or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M. on August 22, 1996 (unless postponed in accordance with the provisions of Section 9), or such other time as shall be agreed upon by the Initial Purchasers and the Company (such time and date of delivery and payment being herein called the "Closing Date").

                In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, on each Option Closing Date as specified in the notice form the Initial Purchasers to the Company.

                At least 24 hours prior to the closing Date, the Company shall deliver to The Depository Trust Company ("DTC") a global certificate or certificates, bearing the applicable legends set forth on Exhibit A, registered in the name of Cede & Co., the nominee of DTC, and representing all Securities the beneficial interests in which are to be sold to Qualified Institutional Buyers (collectively, the "144A Global Note"). The interests of such beneficial owners will be represented by book entries on the records of DTC and participating members thereof. Any Securities sold outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act will initially be issued in the form of a temporary global certificate or certificates (collectively, the "Regulation S Temporary Global Note") bearing the applicable legend set forth on Exhibit A, and the interests of the beneficial holders thereof will be represented by book entries on the records of Euroclear or Cedel. Any Securities sold to Accredited Investors that are not Qualified Institutional Buyers shall be issued in definitive fully registered form (collectively, the "Certificated Notes"), and in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchasers may request upon at least 48 hours' prior written notice to the Company, and shall bear the applicable legend set forth on Exhibit A. The 144A Global Note, the Regulation S Temporary Global Note and the Certificated Notes shall be made available for examination by the Initial Purchasers in The City of New York at 10:00 A.M. on the business day immediately preceding the Closing Date or the relevant Option Closing Date, as the case may be.

                The documents to be delivered at the Closing Date or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities, will be delivered at such time and date at the Closing Location. A meeting will be held at the Closing Location at 2:00 p.m. New York City time on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.




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                If the Option is exercised after the third business day prior to the Closing Date, delivery of the Option Securities shall be made to the Initial Purchasers, against payment of the purchase price therefor, at the Closing Location and on the Option Closing Date. The manner of payment of the purchase price for, and the terms and conditions governing the delivery, denominations and registrations of and legends on certificates (as well as the checking and packaging thereof) evidencing, the Option Securities and the prior review of documents shall be the same as provided in this Section 2 with respect to Securities purchased on the Closing Date, except that with respect to the Option Securities references to the Closing Date shall be deemed to have reference to the relevant Option Closing Date. The obligation of the Initial Purchasers to purchase the Option Securities on any Option Closing Date shall be conditioned upon receipt of supplemental documents as provided in Section 5(p) hereof.

                The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Initial Purchasers shall be borne by the Company. The Company will pay and save each Initial Purchaser and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to each Initial Purchaser of the Securities.

        3.      Representations and Warranties.

                (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Date referred to in Section 2 hereof, and as of each Option Closing Date (if any) referred to in Section 2 hereof, and agrees with each Initial Purchaser, as follows:

                        (i) Similar Offerings. The Company and its affiliates have not, directly or indirectly, sold, offered to sell, solicited any offer to buy or otherwise negotiated in respect of, and will not, directly or indirectly, sell, offer to sell, solicit any offer to buy or otherwise negotiate in respect of, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

                        (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through PaineWebber expressly for use in the Offering Memorandum. The Company acknowledges for all purposes of this Agreement (including, but not limited to, Section 6 hereof) that the statements set forth in the last paragraph on the front cover page, the last paragraph on page 3 and in the fifth, sixth, seventh and ninth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information relating to any Initial Purchaser furnished in writing to the Company by the Initial Purchasers specifically for inclusion therein. The Company has not distributed or caused the distribution of any offering material in connection with the offering




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        or sale of the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum or other material, if any, permitted by the Securities Act.

                        (iii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with Securities and Exchange Commission (the "Commission") on April 16, 1996, as amended by Form 10K/A filed with the Commission on April 29, 1996 (the "Amended 1995 10-K"), the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 15, 1996 (the "First Quarter 1996 10-Q"), the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on August 14, 1996 (the "Second Quarter 1996 10-Q") and all other reports of the Company filed with the Commission pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act since June 30, 1996. The Amended 1995 10-K, the First Quarter 1996 10-Q, the Second Quarter 1996 10-Q and all other documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects as to both form and substance with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date (and, if any Option Securities are purchased, at the relevant Option Closing Date) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (iv) Independent Accountants. Ernst & Young LLP, who have certified the financial statements included in the Offering Memorandum, are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act.

                        (v) Financial Statements. The financial statements and schedules, if any, included in, or incorporated by reference into, the Offering Memorandum, together with the related notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries, at the dates indicated and the statement of operations, shareholders' equity (or deficit) and cash flows of the Company and its consolidated subsidiaries, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The summary and selected financial and operating data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                        (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, revenues, earnings or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been




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        no dividend or distribution of any kind declared, paid or made by the
        Company on any class of its capital stock, nor any redemptions or repurchases by the Company of any shares of its capital stock other than the Rao Shares (as defined in the Offering Memorandum).

                        (vii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business or otherwise.

                        (viii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing (to the extent that corporations may or may not be in good standing under the laws of the applicable jurisdiction) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business or otherwise; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the pledge of all such shares pursuant to the Credit Agreement, dated as of November 8, 1995, by and among the Company, PacNet Inc., Adval, Inc., Advanced Network Design, Cel-Tech International Corp. and Transamerica Business Credit Corporation, as agent for the lenders, as amended through the date hereof; none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such subsidiary or under any agreement to which the Company or any of its subsidiaries is a party. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                        (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities, warrants or options referred to in the Offering Memorandum). The shares of the Company's issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, or commitments related to or entitling any person to purchase or otherwise to acquire from the Company or any subsidiary any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Offering Memorandum. Complete and correct copies




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        of the articles of incorporation and of the bylaws of the Company and each of its subsidiaries and all amendments thereto have been delivered to the Initial Purchasers, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                        (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                        (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                        (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                        (xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

                        (xiv) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and at the Closing Date will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles and, as to rights of indemnification and contribution, by principles of public policy.

                        (xv) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be duly and validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability solely by reason of being such a holder; and the issuance of such shares upon such conversion in accordance with the terms of the




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Securities and the Indenture will not be subject to the preemptive or other similar rights of any securityholder of the Company arising by operation of law, or under the Articles of Incorporation or bylaws of the Company or under any agreement to which the Company is a party or by which the Company is bound.

                (xvi) Description of Certain Transactions and Documents. Except as disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described. No contract or document of a character that would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act is not so described.

                (xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults or alleged defaults that are described in the Offering Memorandum and such other defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Offering Memorandum, and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, default, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, bylaws or other charter documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic of foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except for such violations of law, statutes, rules, regulations, judgments, orders, writs or decrees that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.



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
                (xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xix) Absence of Proceedings. Except as set forth in the Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their respective officers of directors in their capacity as such or any of their respective property or assets, that is required to be disclosed in the Offering Memorandum (other than disclosed therein), or which might reasonably be expected to result in any Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as otherwise set forth in the Offering Memorandum, there are no legal or governmental proceedings, including rulemaking proceedings of general applicability in the industry or industries in which the Company or any of it subsidiaries operate, by or before the Federal Communications Commission (the "FCC") or any state public utility commission or similar state governmental agency ("PUC"), now pending or, to the Company's knowledge, threatened or contemplated, which in each case might reasonably be expected to result in any Material Adverse Effect. In addition, all applications, reports and other filings required by the FCC or the PUC to be filed through the date hereof, have been duly and timely filed as of the date hereof except as otherwise set forth in the Offering Memorandum and except for failures which are not reasonably expected to have a Material Adverse Effect.

        (xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, sufficient rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

                (xxi) Absence of Further Requirements. Except for filings required under the federal securities laws or the securities or blue sky laws of the various states, no filing with, or authorization, approval, consent, license, order, registration, qualification, or decree of any court or governmental authority or agency is necessary or required for
         (i) the performance by the Company of its obligations hereunder, (ii) in connection with the offering, issuance and sale of the Securities hereunder, (iii) the issuance of shares of Common Stock upon conversion of Securities, (iv) the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, or (v) for the due execution, delivery and performance of the Indenture by the Company.

                          (xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such permits, certificates, licenses, approvals, consents, orders and other authorizations the absence of which would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                          (xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease which might reasonably be expected to have a Material Adverse Effect.

                          (xxiv) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof, except as described in the Offering Memorandum and except for such returns the failure to file would not have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except as described in the Offering Memorandum and except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and except for any such tax, assessment, fine or penalty for which the failure to pay would not have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

               (xxv) Environmental Laws. Except as described in the Offering Memorandum, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except for such violations as would not, individually or in the aggregate, result in Material Adverse Effect, (B) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under any Environmental Law, (C) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except for such permits, authorizations and approvals the absence of which would not, individually or in the aggregate, result in Material Adverse Effect, (D) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claim, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, except for such actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings which if decided adversely to the Company would not, individually or in the aggregate, result in Material Adverse Effect, and (E) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

               (xxvi) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

               (xxvii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company an "open-ended investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

               (xxviii)   Rule 144A Eligibility.  The Securities meet the
requirements set forth in Rule 144A as securities eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system. The Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (xxix) No General Solicitation. None of the Company, its affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers and their respective affiliates, as to whom the Company makes no representation) acting on its behalf has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

               (xxx) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged or will engage in any directed selling efforts as that term is defined in Regulation S and (B) each of the Company and its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirements of Regulation S. There is no "substantial U.S. market interest" as defined in Regulation S for the Securities or any security of the same class as the Securities.

               (xxxi) No Registration Required. Assuming that the Initial Purchasers' representations and warranties in Section 8 are true, and subject to compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (xxxii)    PORTAL.  The Company has applied to have the
Securities designated as PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

               (xxxiii)   Board of Governors of the Federal Reserve Regulation.
None of the Company or any agent thereof acting on behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part
207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (xxxiv)    Employee Pension or Benefit Plans.  Set forth on
Schedule D hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") is a party in interest or disqualified person. The execution and delivery of this Agreement, the other documents contemplated hereby and the sale of the Securities to be purchased by the Subsequent Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Subsequent Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

                (xxxv) No Violations of Laws. Neither the Company nor any of its subsidiaries has violated any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder nor any provisions of the Federal Communications Act of 1934, as amended, or the rules or regulations promulgated thereunder, or any applicable state law or regulation concerning intra-state telecommunications (such state laws and regulations, along with the Federal Communications Act of 1934 and the regulations thereunder being referred to herein as the "Communications Laws"), except for such violations as will not have a Material Adverse Effect.

                (xxxvi) Registration Rights. Except as otherwise set forth in the Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company. The Company has exercised its rights under all existing registration rights agreements to defer any such registration of securities of such holders, or has otherwise obtained the waiver of such registration rights by such holders, in each case to the extent that any registration rights in existence at the Closing Date will not conflict with the transactions contemplated by the Registration Rights Agreement.

                (xxxvii) Internal Accounting Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxxviii) No Bids; No Manipulation. Except for the purchase of Securities from the Initial Purchasers by certain of the Company's directors, no bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange Act) for or of the Common Stock, any securities of the same class or series as the Common
Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the resale of the Securities by the Initial Purchasers. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

                        (xxxix) Reporting Issuer. The Company is a "reporting issuer" as defined in Rule 902(l) of Regulation S promulgated under the Securities Act.

                (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Initial Purchasers, the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each of the Initial Purchasers as to the matters covered thereby.

        4. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendment or supplement thereto by the Initial Purchasers in connection with the offering and sale of the Securities.

                (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the results of operations, revenues, earnings or business of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or
(ii) are not disclosed in the Offering Memorandum. In such event, or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, not the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company shall promptly prepare, upon any reasonable request by the Initial Purchasers, any amendment or supplement to the Offering Memorandum that the Initial Purchasers may deem necessary or advisable in connection with sales to Subsequent Purchasers.

                (d) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Offering Memorandum.

                (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under the caption "Use of Proceeds."

                (f) Integration. The Company agrees that no future offer and sale of securities of the Company of any class will be made if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer and sale would render invalid (for the purpose of (i) the sale of Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder.

                (g) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Securities remain outstanding, to make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                (h) Restriction on Repurchases. Until the expiration of three years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities Act) not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such affiliate shall submit such Securities to the Trustee for cancellation.

                (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of PaineWebber directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities of the Company that are substantially similar to the Securities.

                (j) Restrictions on Sale of Common Stock. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of PaineWebber, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into to or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agrement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) any shares of Common Stock issued pursuant to any agreement which was entered into prior to the date hereof and is referred to in the Offering Memorandum.

                (k) Compliance with Registration Rights Agreement. On the Closing Date, the Company shall enter into the Registration Rights Agreement in substantially the form attached hereto as Exhibit B and thereafter the Company will comply with its agreements in the Registration Rights Agreement.

                (l) Inclusion of Securities in PORTAL and DTC. The Company will use its best efforts to effect and maintain the designation of the Securities as PORTAL securities in accordance with the rules and regulations of the NASD and shall cause the Securities to be eligible for clearance and settlement through DTC.

                (m) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock issuable upon conversion of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                (n) Usury Laws. The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

                (o) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

                (p) Investment Company Act. The Company will not be or become, at any time prior to the expiration of three years after the Closing Date, an "open-end investment trust," "unit investment trust" or face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

                (q) Commission Filings. After the Securities have been issued, the Company will, so long as the Securities are outstanding, file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to
Section 13 or Section 15 of the Exchange Act. During the period of five years after the Closing Date and thereafter for so long as the Initial Purchasers are making a market in the Securities, the Company will furnish to the Initial Purchasers as soon as available copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities.

                (r) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Initial Purchasers, all costs and expenses (reasonable out-of-pocket costs and expenses in the case of any reimbursement of the Initial Purchasers) incident to the performance of the obligations of the Company under this Agreement, including but not limited to all costs and expenses of or relating to (i) the preparation, printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments or supplements thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agrement among Initial Purchasers, the Indenture, the Registration Rights Agrement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the transfer agent and registrar for the Securities and the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock issuable upon conversion thereof under securities laws in accordance with the provisions of Section 5(d) hereof, including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the preliminary and final Blue Sky Surveys, (vi) the printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities, (viii) all expenses and listing fees in connection with the application for quotation of the Securities in the PORTAL Market, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, and (x) all other costs and expenses incident to the performance by the Company of its other obligations under this Agreement which are not otherwise specifically provided for in this Section.

                 (s) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of
Section 5 (other than for the failure to deliver the opinion required under Section 5(f), unless such failure is attributable to any action or omission of the Company) or Section 7(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

         5. Conditions of Initial Purchasers Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 3 hereof and in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) Effectiveness. (i) No order suspending the effectiveness of the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened against the Company by, the authorities of any such jurisdiction, (ii) any request for additional information on the part of any such authorities shall have been complied with to the satisfaction of the staff of such authorities, (iii) after the date hereof, no amendment or supplement to the Offering memorandum shall have been used unless a copy thereof was first submitted to the Initial Purchasers and the Initial Purchasers did not object thereto in good faith, and (iv) the Initial Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened or contemplated, rely upon the best of their information and belief), to the effect of clauses (i) and
         (ii).

                 (b) Absence of Changes. Since the date as of which information is given in the Offering Memorandum, (i) there shall not have been any change in the Company's authorized or outstanding capital stock (other than changes attributable to (w) the shares of Common Stock issuable upon conversion of the Securities, (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, and (z) shares of Common Stock issuable pursuant to other agreements described in the Offering Memorandum) or any increase in the long-term debt of the Company or any of its subsidiaries or any change in the business or financial condition of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Memorandum and (ii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Memorandum, which reasonably would be expected to result in a Material Adverse Effect and if in the judgment of the Initial Purchasers any such development makes it impracticable or inadvisable to consummate the resale and delivery of the Securities by the Initial Purchasers in accordance with the terms hereof.

                 (c) No Proceedings. Since the date as of which information is given in the Offering Memorandum, there shall have been no litigation or other proceeding instituted against the Company or any of the subsidiaries or any of their respective officers or directors in their capacities as such or any of their property or assets, before or by any local, state, federal, or foreign court, commission, regulatory body, administrative agency or other governmental body, which litigation or proceeding, either singly or in the aggregate, may reasonably be expected to result in an unfavorable ruling, decision or finding that is reasonably likely to have a Material Adverse Effect.

                 (d) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects; and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

                 (e) Opinions of Counsel for Company. At the Closing Date, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Date, of (i) Heller Ehrman White & McAuliffe, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, substantially in the form of Exhibit C hereto, and to such further effect as counsel for the Initial Purchasers may reasonably request; (ii) Winthrop, Stimson, Putnam & Roberts, local New York counsel to the Company, in form and substance satisfactory to counsel for the Initial Purchasers, substantially in the form of Exhibit D hereto; (iii) Paul Senio, general counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, substantially in the form of Exhibit E hereto, and to such further effect as counsel for the Initial Purchasers may reasonably request; and (iii) Hunter & Mow, P.C., special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, substantially in the form of Exhibit F hereto, and to such further effect as counsel for the Initial Purchasers may reasonably request. In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Washington and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (f) Opinion of Counsel for Initial Purchasers. At the Closing date, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers shall reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (g) Officers' Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering

         Memorandum, any material adverse change in the condition, financial or otherwise, or in the results of operations, revenues, earnings or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Change"), whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and
         (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                 (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, a letter dated as of such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                 (i) Bring-down Comfort Letter. At the Closing Date, the Initial Purchasers shall have received from the accountants specified in subsection (d) of this Section, as applicable, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                 (j) Approval of Listing. At the Closing Date, the Common Stock issuable on conversion of the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                 (k) PORTAL. At the Closing Date, the Securities shall have been designated PORTAL securities in accordance with the rules and regulations of the NASD.

                 (l) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Initial Purchasers shall have been furnished with such documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

                 (m) Indenture and Registration Rights Agreement. At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (n) Availability of Offering Memorandum. The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 2:00 P.M., New York City time, on August 16, 1996, or at such later date and time as the Initial Purchasers may approve in writing; no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (o) Lock-up Agreements. At the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit G hereto signed by the persons listed on Schedule E hereto.

                 (p) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in
         Section 1(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Initial Purchasers have received:

                          (i) Officers' Certificate. A certificate, dated such Option Closing Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(g) hereof remains true and correct as of such Option Closing Date.

                          (ii) Opinions of Counsel for Company. The favorable opinion of Heller Ehrman White & McAuliffe, counsel for the Company, the favorable opinion of Winthrop, Stimson, Putnam & Roberts, local New York counsel to the Company, the favorable opinion of Paul Senio, general counsel to the Company, and the favorable opinion of Hunter & Mow, P.C., special regulatory counsel to the Company, each in form and substance satisfactory to counsel for the Initial Purchasers, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by
                 Section 5(e) hereof.

                          (iii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Initial Purchasers and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

                 (q) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on an Option Closing Date which is after the Closing Date, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Initial Purchasers at their sole discretion by notice to the Company at any time at or prior to the Closing Date or such Option Closing Date, as the case may be. Any such termination shall be without liability of any party to any other party except as provided in Sections 4(r) and (s) and except that Sections 3 and 6 hereof shall survive any such termination and remain in full force and effect.

         6.      Indemnification.

                 (a) The Company will indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, any document incorporated by reference therein or any amendment or supplement thereto or the omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that (i) the Company will not be liable to be extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any person by an Initial Purchaser and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by any Initial Purchaser expressly for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum and (ii) the Company will not be liable to any Initial Purchaser under the indemnity agreement in this
Section 6(a) with respect to the Preliminary Offering Memorandum to the extent that any such loss, claim, liability, expense or damage of such Initial Purchaser results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Preliminary Offering Memorandum which untrue statement or omission was completely corrected in the Final Offering Memorandum, if the Company shall sustain the burden of proving that such Initial Purchaser sold Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Final Offering Memorandum if the Company had previously furnished copies thereof to such Initial Purchaser within a reasonable amount of time prior to such sale or such confirmation. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                 (b) Each Initial Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by any Initial Purchaser on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum. This indemnity will be in addition to any liability that each Initial Purchaser might otherwise have.

                 (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
Section 6, notify each indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 6(a) and 6(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defense available to it or other available indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by PaineWebber Incorporated in the case of parties indemnified pursuant to Section 6(a) and by the Company, in the case of parties indemnified pursuant to Section 6(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Initial Purchasers, or insufficient, the Company and the Initial Purchasers will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Initial Purchasers, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act and officers and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Initial Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and sale commissions received by the Initial Purchasers in the purchase of the Securities from the Company and the resale thereof by the Initial Purchasers, in each case as set forth in the Final Offering Memorandum. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Initial Purchasers shall be required to contribute any amount in excess of the discounts and sales commissions received by it in the purchase of the Securities from the Company and the resale by it of the Securities, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company will have the same rights to contribution, as the Company, subject in each case to the provisions hereof. Any party entitled to contribution promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

                 (e) The indemnity and contribution agreements contained in this Section 6 and the agreements, representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation (or any statements as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person or any

Initial Purchaser, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

                 (f) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect for the applicable period of the statute of limitations with respect thereto, and will survive delivery of and payment for the Securities, regardless of (i) any investigation or statement as to the results thereof, made by or on behalf of any Initial Purchaser or any controlling person of such Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them as provided hereunder and (iii) termination of this Agreement.

         7.      Termination of Agreement.

                 The obligations of the several Initial Purchasers under this Agreement may be terminated at any time on or prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability on the part of any Initial Purchaser to the Company, if, prior to delivery and payment for the Securities, in the sole judgment of the Initial Purchasers, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change, whether or not arising in the ordinary course of business, or
(ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Securities or to proceed with the completion of the offering or sale of and payment for the Securities, or
(iii) trading in any securities of the Company has been suspended or limited by the Commission or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a banking moratorium has been declared by either federal, New York or Washington authorities.

         8.      Subsequent Offers and Resales of the Securities.

                 (a) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement. Each Initial Purchaser hereby severally represents and warrants to, and agrees with, the Company that such Initial Purchaser is a Qualified Institutional Buyer and (ii) will solicit offers for such Securities only from, and will offer such Securities only (x) to persons who it reasonably believes are Qualified Institutional Buyers in transactions meeting the requirements of Rule 144A, (y) to a limited number of persons reasonably believed by such Initial Purchaser to be Accredited Investors in transactions exempt from registration under the Securities Act, or (z) outside the United States to certain non-U.S. persons (as defined under Regulation S) in reliance on Regulation S under the Securities Act, as more fully set forth in the case of clauses (x) and (y) in Section 8(b)(1) below.

                 (b) Each Initial Purchaser further severally represents and warrants to, and agrees with, the Company that:

                          (1) Such Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act; that it has offered and sold the Securities, and will offer and sell the Securities, (x) as part of their distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 under the Securities Act or Rule 144A or to a limited number of Accredited Investors in accordance with subsection (ii) of Section 8(a) and accordingly, neither the Initial Purchasers nor their affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, and the Initial Purchasers, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirements of Regulation S at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A or a sale to an Accredited Investor in accordance with subsection (ii), the Initial Purchasers will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases the Securities from the Initial Purchasers during the restricted period a confirmation or notice substantially to the following effect:

                 "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this Section 8(b)(1) have the meanings given to them by Regulation S;

                          (2) Such Initial Purchaser has offered, or may offer and sell, Securities to institutions or officers or directors of the Company, each of which is reasonably believed by such Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act; provided that each such Accredited Investor executes and delivers to the Initial Purchasers and the Company, prior to the consummation of any sale of Securities to such Accredited Investor, an Transferee Letter of Representations in substantially the form attached as Annex A to the Offering Memorandum (a "Transferee Letter of Representations");

                          (3) Such Initial Purchaser will not offer or sell the Securities purchased from the Company hereunder in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
         (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided, however, that such limitation shall not preclude the Initial Purchasers from placing any tombstone announcement with respect to the resale by the Initial Purchasers of the Securities after the earlier of the expiration or exercise in full of the Option, provided that such announcement is not prohibited by Regulation S;

                          (4) With respect to resales made in reliance on Rule 144A, other than through PORTAL, of any of the Securities purchased from the Company hereunder, the Initial Purchasers will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the examination from the registration requirements of the Securities Act provided by Rule 144A; and

                          (5) The Initial Purchasers (i) have not offered or sold, and will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and
         (iii) have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if the person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

                 (c) Each Initial Purchaser severally warrants and agrees that it has not entered, and will not enter, into any contractual arrangement with respect to the distribution of the Securities other than the Agreement Between Managers between the Initial Purchasers dated the date hereof, except with its affiliates or with the prior written consent of the Company.

                 (d) Each Initial Purchaser shall not sell less than U.S. $100,000 in aggregate principal amount of the Securities to each Subsequent Purchaser. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each Initial Purchaser shall not sell to such Subsequent Purchaser unless each person for whom such Subsequent Purchaser is acting as fiduciary is purchasing from the Initial Purchaser at least U.S. $100,000 in aggregate principal amount of the Securities.

                 (e) Each Initial Purchaser shall deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                 (f) The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

         9. Substitution of Initial Purchasers. If any one or more of the Initial Purchasers shall fail or refuse to purchase any of the Securities which it or they have agreed to purchase hereunder, and the amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the Securities, the other Initial Purchasers shall be obligated, severally, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase, in the proportions which the Securities which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate amount of Securities which all such non-defaulting Initial Purchasers have so agreed to purchase, or in such other proportions as the Initial Purchasers may specify; provided that in no event shall the maximum amount of Securities which any Initial Purchaser has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-tenth of the Securities without the prior written consent of such Initial Purchaser. If any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase any Securities and the aggregate amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase exceeds one-tenth of the aggregate amount of the Securities and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company for the purchase or sale of any Securities under this Agreement. In any such case, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 9.

         10.     Miscellaneous.

                 (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers, c/o PaineWebber Incorporated at 1285 Avenue of the Americas, 12th Floor, New York, New York 10019, attention: Corporate Finance Department; notices to the Company shall be directed to it at 1111 Third Avenue, Seattle, Washington 98101, attention: General Counsel. Any such notice shall be effective only upon receipt. Any notice under Section 6 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 (b) Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons, directors and officers referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

                 (c) Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                 (d) Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 (e) Action by Initial Purchasers. Any action required or permitted to be taken by the Initial Purchasers under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

                 (f) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 (g) Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 (h) Waiver of Jury Trials. The Company and each Initial Purchaser each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                            [signature page follows]

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Initial Purchasers.




                                       Very truly yours,

                                       MIDCOM COMMUNICATIONS INC.



                                       By:   ROBERT J. CHAMBERLAIN
                                          ---------------------------------
                                          Name:   Robert J. Chamberlain
                                          Title:  Senior Vice President,
                                          Chief Financial Officer




CONFIRMED AND ACCEPTED,
         as of the date first above written:


PAINEWEBBER INCORPORATED


By:
   -------------------------------
Name:    William E. Fletcher
Title:   First Vice President


WHEAT, FIRST SECURITIES, INC.


By:
   -------------------------------
Name:    Wayne L. Hunter
Title:   Managing Director

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Initial Purchasers.




                                       Very truly yours,

                                       MIDCOM COMMUNICATIONS INC.



                                       By:
                                          ---------------------------------
                                          Name:   Robert J. Chamberlain
                                          Title:  Senior Vice President,
                                          Chief Financial Officer




CONFIRMED AND ACCEPTED,
         as of the date first above written:


PAINEWEBBER INCORPORATED


By:      WILLIAM E. FLETCHER
   -------------------------------
Name:    William E. Fletcher
Title:   First Vice President


WHEAT, FIRST SECURITIES, INC.


By:
   -------------------------------
Name:    Wayne L. Hunter
Title:   Managing Director

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Initial Purchasers.




                                       Very truly yours,

                                       MIDCOM COMMUNICATIONS INC.



                                       By:
                                          ---------------------------------
                                          Name:   Robert J. Chamberlain
                                          Title:  Senior Vice President,
                                          Chief Financial Officer




CONFIRMED AND ACCEPTED,
         as of the date first above written:


PAINEWEBBER INCORPORATED


By:
   -------------------------------
Name:    William E. Fletcher
Title:   First Vice President


WHEAT, FIRST SECURITIES, INC.


By:      WAYNE L. HUNTER
   -------------------------------
Name:    Wayne L. Hunter
Title:   Managing Director

                                   SCHEDULE A



                                                                                        Principal Amount
Name of Initial Purchasers                                                                of Securities
                                                                                          -------------
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $53,125,000
Wheat, First Securities, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .           $31,875,000

  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $85,000,000





                                    Sch. A-1

                                   SCHEDULE B

                           MIDCOM COMMUNICATIONS INC.
                           (a Washington corporation)
                    Convertible Subordinated Notes due 2003



         1. The price of the Securities to be resold to Subsequent Purchasers shall be 100.0% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.0% of the principal amount thereof.

         3.      The interest rate on the Securities shall be 8 1/4% per annum.

         4. The Securities shall be convertible into shares of voting common stock, par value $.001 per share, of the Company at an initial conversion price of $14.0875 per share.

         5. The redemption price for Securities redeemed at the option of the Company (expressed as percentages of principal amount), if redeemed during the 12-month period beginning on August 15 of the years indicated, shall be:

            Year                                                    Percentage
            ----                                                    ----------
           2001 . . . . . . . . . . . . . . . . . . .              101.179%
           2002 and thereafter  . . . . . . . . . . .              100.000%

         The amount payable upon redemption of Securities shall include the redemption price shown above, together with accrued and unpaid interest to the date fixed for redemption.





                                    Sch. B-1

                                   SCHEDULE C

                          SUBSIDIARIES OF THE COMPANY



AdVal, Inc.
Advanced Network Design
Cel-Tech International Corp.
PacNet Inc.





                                    Sch. C-1

                                   SCHEDULE D

                             EMPLOYEE BENEFIT PLANS


1. MIDCOM Communication Inc. and Affiliates 401(k) Salary Deferral and Profit Sharing Plan.

2. Flexible Benefits Plan, effective January 1, 1994 (Section 125). (Provides for employees to elect to reduce their pretax wages to cover their portion of health and child care costs.)

3. Group Life Insurance, Voluntary Insurance, AD&D, Short Term Disability and Long Term Disability with Unum Life Insurance Co. of America effective May 1, 1996.

4.       The Company operates under a self-funded health benefits plan
         administered by Travelers Plan Administrators Inc.   With respect to
         such plan, the Company maintains a stop-loss insurance policy with Safeco Insurance Company.





                                    Sch. D-1

                                   SCHEDULE E

                    PERSONS SUBJECT TO THE LOCK-UP AGREEMENT


William H. Oberlin                President/Chief Executive Officer
Robert L. Nitschke                Executive Vice President/Chief Operating
                                  Officer
Robert Chamberlain                Senior Vice President/Chief Financial Officer
Jay T. Caldwell                   Senior Vice President, Revenue Management
Paul P. Senio                     Vice President, Secretary/General Counsel
Pat Twomey                        Vice President, NDD (National Dealer &
                                  Distributor Sales)
Kenneth Hughes                    Vice President, Information Services
Dave Wiegand                      Vice President, National Accounts Division
Judith W. Johnson                 Vice President, Customer Services
David Lynch                       Vice President, Sales-General Business
Thomas A. Marino                  Vice President, Network Services
Charles I. Gragg, III             Vice President, Marketing
Kris M. Goldman                   Vice President, Human Resources
Jim Ottinger                      Vice President, Wholesale and Carrier Services
Edward McNamara                   Vice President, Alternate Channels
Gary Graham                       Vice President, Sales, Special Accounts


Paul H. Pfleger                   Chairman of the Board
John M. Orehek                    Director
Scott B. Perper                   Director
Karl D. Guelich                   Director
John M. Zrno                      Director
Marvin C. Moses                   Director
Daniel M. Dennis                  Director



First Union Capital Partners
The Robinson-Humphrey Company, Inc.
Fidelity Communication Corporation/Communications Service of America, Inc. Richard W. Stroup





                                    Sch. E-1

                                                                       EXHIBIT A



         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUED UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.





                                    Exh. A-1

                                                                       EXHIBIT B


                     FORM OF REGISTRATION RIGHTS AGREEMENT


See attached.





                                    Exh. B-1

================================================================================



                                  $85,000,000

                 8 1/4% Convertible Subordinated Notes due 2003

                         REGISTRATION RIGHTS AGREEMENT


                          Dated as of August 22, 1996

                                  by and among


                           MIDCOM Communications Inc.

                                      and

                            PaineWebber Incorporated
                         Wheat, First Securities, Inc.



================================================================================

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 22, 1996 by and among MIDCOM Communications Inc., a Washington corporation (the "Company"), and PaineWebber Incorporated and Wheat, First Securities, Inc., as initial purchasers (the "Initial Purchasers").

          The Company proposes to issue and sell to the Initial Purchasers (the "Initial Placement") $85,000,000 aggregate principal amount (plus up to an additional $12,750,000 principal amount to cover over-allotments, if any) of its 8 1/4% Convertible Subordinated Notes due 2003 (the "Notes"), pursuant to the terms of a Purchase Agreement, dated as of August 15, 1996 (the "Purchase Agreement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Transfer Restricted Securities (as defined) whose names appear in the register maintained by the Company's registrar in accordance with the provisions of the Indenture (as defined in Section 1 hereof) (including the Initial Purchasers) (each of the foregoing a "Holder," and collectively the "Holders"), as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open.

          "Closing Date" has the meaning set forth in the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, $.0001 par value per share, of the Company.

          "Damages Payment Date" means each regular interest payment date with respect to the Notes provided for in the Indenture and the Notes.

          "Effectiveness Target Date" has the meaning set forth in Section 3(a) hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Offer Registration Statement" has the meaning set forth in
Section 4 hereof.





                                    Exh. B-1

          "Holder" has the meaning set forth in the preamble hereto.

          "Indenture" means the Indenture dated as of August 22, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Initial Purchasers" has the meaning set forth in the preamble hereto.

          "Initial Placement" has the meaning set forth in the preamble hereto.

          "Losses" has the meaning set forth in Section 9(d) hereof.

          "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted).

          "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an Underwritten Offering of the securities covered by the Shelf Registration Statement.

          "New Notes" means debt securities of the Company identical in all material respects to the Notes (except that the New Notes shall not be subject to restrictions on transfer), which may be issued pursuant to Section 4 hereof.

          "Notes" means the 8 1/4% Convertible Subordinated Notes due 2003 of the Company.

          "Offering Memorandum" has the meaning set forth in the Purchase Agreement.

          "Person" means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Registration Default" has the meaning set forth in Section 5 hereto.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.





                                    Exh. B-2

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers the Transfer Restricted Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Supplement Delay Period" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in Section 6(c)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 6(i) hereof, or the receipt by such Holder of written notice from the Company (the "Advice") that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

          "Transfer Restricted Securities" means each Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Note or the Common Stock issuable upon conversion thereof has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement or, with respect to any Note, exchanged for a New Note pursuant to
Section 4 hereof, (ii) the date on which such Note or the Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Securities Act and all legends thereon relating to transfer restrictions have been removed, or (iii) the date on which such Note or the Common Stock issuable upon conversion thereof ceases to be outstanding.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the trustee with respect to the Notes under the Indenture.

          "Underwritten Offering" or "Underwritten Registration" means a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

          2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          3.   Shelf Registration.

          (a) The Company shall, within 60 days after Closing Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act by the 150th day after the Closing Date (the "Effectiveness Target Date"), a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of three years from the Closing Date or such shorter period that will terminate when (i) all the Transfer





                                    Exh. B-3

Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (ii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 6(i) hereof, if applicable, or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.

          (c) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

          4.   Registered Exchange Offer.   If the Company determines that it
is permissible to do so, in lieu of filing the Shelf Registration Statement or maintaining the effectiveness of the Shelf Registration Statement as contemplated herein, the Company, in its discretion, may file with the Commission a registration statement on Form S-4 or other applicable form with respect to the New Notes (the "Exchange Offer Registration Statement") and upon the Exchange Offer Registration Statement becoming effective, offer the holders of Notes the opportunity to exchange their Notes for an equal principal amount of New Notes. Upon the effectiveness of an Exchange Offer Registration Statement, the holders of Notes constituting Transfer Restricted Securities shall not be entitled to include any such Notes in a Shelf Registration Statement hereunder; provided, however, the effectiveness of an Exchange Offer Registration Statement shall not affect the Company's obligations hereunder with respect to any Holder's Common Stock constituting Transfer Restricted Securities. Notwithstanding the foregoing, in no event shall the Company have any obligation to file a registration statement with respect to, or to register any Notes pursuant to, an Exchange Offer Registration Statement.

          5.   Liquidated Damages.

          (a) Subject to Section 6(m), if (i) the Company fails to file the Shelf Registration Statement required by Section 3 of this Agreement on or before the date specified for such filing under Section 3(a) hereof, (ii) such Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date or (iii) the Shelf Registration Statement is declared effective but thereafter ceases to be continuously effective or usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 aggregate principal amount of the





                                    Exh. B-4

Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder. In no event shall the Company pay Liquidated Damages in excess of such maximum amount set forth in the preceding sentence, regardless of whether one or multiple Registration Defaults exist. A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration Statement is filed with the Commission; a Registration Default under clause (b) above shall be cured on the date that the Shelf Registration Statement is declared effective by the Commission; and a Registration Default under clause (c) above shall be cured on the date of the Shelf Registration Statement is declared effective or usable. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date in cash. Such payment will be made to the Holder(s) of the Global Notes (as defined in the Indenture) by wire transfer of immediately available funds or by federal funds check and to Holders of Transfer Restricted Securities represented by Certificated Notes, if any, by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of this Section 5, Notes which have been converted into shares of Common Stock constituting Transfer Restricted Securities shall be deemed to bear the principal amount at which such securities were converted.

          (b) Upon the occurrence of any event contemplated by Section 6(c)(2)(v) hereof and delivery of the Advice relating to such occurrence, the Company shall be entitled to suspend the use of the Shelf Registration Statement for three Supplement Delay Periods of up to 30 days for each such period during which no Registration Default shall be deemed to occur under
Section 5(a)(iii). Such periods may run consecutively if a separate Advice is delivered to Holders prior to the expiration of the preceding 30-day Supplement Delay Period; provided, however, that such periods may not exceed an aggregate of 45 days in any twelve-month period. The Company shall use its reasonable best efforts to cause the use of the Shelf Registration Statement to be resumed as soon as reasonably practicable following the commencement of a Supplement Delay Period. A Registration Default shall be deemed to have occurred if the use of the Shelf Registration Statement may not be resumed immediately upon the expiration of a Supplement Delay Period permitted under this Section 5(b) and Liquidated Damages in respect thereof shall accrue from the beginning of such Supplement Delay Period.

          (c) The parties hereto agree that the Liquidated Damages provided for in this Section 5 constitute a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or maintained effective, as the case may be, in accordance with the provisions hereof.

          6. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to the Initial Purchasers, the Holders, the Managing Underwriters, if any, and their respective counsel, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein, and shall





                                    Exh. B-5
     use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers and the Holders or their counsel may reasonably propose.

          (b) The Company shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) assuming any information provided by Holders of Transfer Restricted Securities for inclusion in any Shelf Registration Statement pursuant to Section 6(m) is true and correct, any Shelf Registration Statement and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) assuming any information provided by Holders of Transfer Restricted Securities for inclusion in any Shelf Registration Statement pursuant to Section 6(m) is true and correct, any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Initial Purchasers, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement and the Managing Underwriters, if any, and, if requested by the Initial Purchasers, any such Holder or the Managing Underwriters, if any, confirm such advice in writing, when a Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

               (2) The Company shall advise the Initial Purchasers, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement, the Managing Underwriters, if any, and their respective counsel and, if requested by any such person, confirm such advice in writing:

                    (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                    (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

                    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable





                                    Exh. B-6
          to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

Such Advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest possible time.

          (e) The Company shall furnish to each selling Holder named in the Shelf Registration Statement and each underwriter, if any, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules. Upon written request, the Company shall furnish to each selling Holder named in the Shelf Registration Statement and each underwriter, if any, without charge, one copy of all exhibits to such Shelf Registration Statement (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in the Shelf Registration Statement and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder or underwriters may reasonably request; and, subject to any notice by the Company in accordance with Section 7(b), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and such underwriters for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (g) Prior to the offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.





                                    Exh. B-7

          (h) The Company shall cooperate with the Holders of Transfer Restricted Securities and underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement, free of any restrictive legends and in such denominations and registered in such names as such Holders or underwriters may request in writing at least two Business Days prior to sales of securities pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by Section 6(c)(2)(v) hereof, subject to Section 5(b), the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided CUSIP numbers for the Transfer Restricted Securities registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Transfer Restricted Securities where necessary, in a form eligible for deposit with The Depository Trust Company.

          (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or Form 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

          (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (m) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company within 10 Business Days after written request for such information has been made by the Company such customary information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement (and, with respect to any Holder not previously identified by the Company in an effective Shelf Registration Statement, such Holder shall notify the Company in writing, not less than 5 Business Days prior to any sale by such Holder under the Shelf Registration Statement of its name and the number of Transfer Restricted Securities to be included in the Shelf Registration Statement). No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Liquidated Damages under Section 5 of this Agreement or be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 6(m) and all such other information required to be disclosed in order to make such information previously furnished to the Company by such Holder not materially misleading.





                                    Exh. B-8

          (n) The Company shall, if requested, promptly incorporate in the Shelf Registration Statement or Prospectus, if necessary, pursuant to a supplement or post-effective amendment to the Shelf Registration Statement, such information as the Managing Underwriters, if any, or the Majority Holders reasonably request to have included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (o) The Company shall enter into such agreements on terms reasonably acceptable to the Company (including underwriting agreements) in form, scope and substance as are customary in underwritten offerings, and take all other reasonable actions necessary to facilitate the registration or the disposition of the Transfer Restricted Securities included in the Shelf Registration Statement.

          (p) The Company shall (i) make reasonably available at reasonable times for inspection by the Holders of Transfer Restricted Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or such underwriters, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders, underwriters, attorney, accountant or other agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel, if different from counsel to the Company referred to in the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of Transfer Restricted Securities to be registered thereunder, the underwriters, if any, and their respective counsel) addressed to each selling Holder covering such matters in form, scope and substance as are customary in underwritten offerings; (iii) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed where reasonably practicable to each selling Holder of Transfer Restricted Securities registered thereunder, and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 6(i). The foregoing actions set forth in clauses (ii), (iii) and (iv) of this Section 6(p) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and
     (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (q) The Company shall (i) list all Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation





                                    Exh. B-9
     on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

          7. Holders' Agreements. Each Holder of Transfer Restricted Securities, by the acquisition of such Transfer Restricted Securities agrees:

          (a)  To furnish the information required to be furnished pursuant to
     Section 6(m) hereof within the time periods set forth therein. The Company may exclude from any Shelf Registration Statement the Transfer Restricted Securities of any Holder who does not furnish such information. Each Holder of Transfer Restricted Securities shall promptly furnish to the Company all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          (b) That upon receipt of a notice of the commencement of a Supplement Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities, as the case may be, pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 6(i) hereof, or until receipt of the Advice.

          (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities, as the case may be, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities, as the case may be.

          (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

          8. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3, 5 and 6 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Transfer Restricted Securities sold by it.

          9.   Indemnification and Contribution.

          (a) In connection with the Shelf Registration Statement, the Company will indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation,





                                   Exh. B-10
at common law or otherwise, insofar as such losses, claims, liabilities, expenses and damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that (i) the Company will not be liable to the extent that any such loss, claim, liability expense or damage arises out of or is based on any such untrue statement or omission or alleged untrue statement or omission made therein in reliance on and in conformity with information relating to any Holder of Transfer Restricted Securities furnished in writing to the Company by any such Holder expressly for inclusion therein and (ii) the Company will not be liable to any Holder of Transfer Restricted Securities under the indemnity agreement in this Section 9(a) with respect to any preliminary Prospectus or a Prospectus that is subsequently amended or supplemented to the extent that any such loss, claim, liability, expense or damage of such Holder results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the preliminary Prospectus or Prospectus which untrue statement or omission was completely corrected in the final Prospectus or the Prospectus as amended or supplemented, as the case may be, if the Company shall sustain the burden of proving that such Holder sold Transfer Restricted Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the final Prospectus or the Prospectus as amended or supplemented, as the case may be, if the Company had previously furnished copies thereof to such Holder within a reasonable amount of time prior to such sale or such confirmation. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

          The Company also agrees to indemnify or contribute to the losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) of any underwriters of Transfer Restricted Securities registered under the Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 9(a) and shall, if requested by any Holder, enter into a customary underwriting agreement reflecting such agreement, as provided in Section 6(o) hereof.

          (b) Each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement will severally indemnify and hold harmless the Company, each person who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each such Holder, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability that such Holder might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each





                                   Exh. B-11
indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and
(ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 9(a) and 9(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defense available to it or other available indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Majority Holders in the case of parties indemnified pursuant to Section 9(a) and by the Company, in the case of parties indemnified pursuant to Section 9(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Holders of Transfer Restricted Securities, or insufficient, the Company and such Holders will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Holders, such as persons who control the Company within the meaning of the Securities Act or the





                                   Exh. B-12

Exchange Act and officers and directors of the Company, who also may be liable for contribution) (collectively, "Losses") to which the Company and any one or more of such Holders of Transfer Restricted Securities may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Holders on the other. The relative benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum and (y) the total amount of Liquidated Damages, if any, which the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Common Stock issuable upon conversion thereof, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), in no case shall any Initial Purchaser or any subsequent Holder of any Transfer Restricted Securities be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Notes, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 9(d) are several and not joint. For purposes of this
Section 9(d), any person who controls the Company or a Holder within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer or director of the Company or such Holder will have the same rights to contribution, as the Company or such Holder, as applicable, subject in each case to the provisions hereof. Any party entitled to contribution promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may





                                   Exh. B-13
be sought from any other obligation it or they may have under this Section 9(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

          (e)  The indemnity and contribution agreements contained in this
Section 9 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 9, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

          10. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as reasonably required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

          11.  Miscellaneous.

          (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law; provided, that monetary damages relating solely to a Registration Default shall be limited to the amount of Liquidated Damages calculated in accordance with Section 5 hereof.

          (b) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Shelf Registration Statement.





                                   Exh. B-14

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
          Section 11(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to PaineWebber Incorporated;

               (2) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

               (3) if to the Company, initially at its address set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of Transfer Restricted Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT REFERENCE TO THE CONFLICT OF LAW RULES THEREOF).

          (i) Submission to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and





                                   Exh. B-15
in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (j) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

          (l) Approval of Holders. Whenever the consent or approval of holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage. For purposes of calculating the consent or approval of holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities, Transfer Restricted Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

          (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement relating to the registration under the Securities Act of the Transfer Restricted Securities and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Notes sold pursuant to the Purchase Agreement and the Common Stock issuable upon conversion of the Notes. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Notes or the Common Stock issuable upon conversion of the Notes. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.


                            [signature page follows]





                                   Exh. B-16

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                                       MIDCOM COMMUNICATIONS INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:





PaineWebber Incorporated


By:
   -------------------------------
Name:
Title:


Wheat, First Securities, Inc.


By:
   -------------------------------
Name:
Title:

                                                                       EXHIBIT C


               FORM OF OPINION OF HELLER EHRMAN WHITE & MCAULIFFE
                  TO BE DELIVERED PURSUANT TO SECTION 5(e)(i)


         (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

         (ii) The Company has all requisite corporate power and corporate authority to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement and to own its properties and to carry on its business as described in the Offering Memorandum.

         (iii) The Company is duly qualified to do business as a foreign corporation and in good standing in all states in the United States (other than Washington).

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company arising pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's bylaws, any agreement or other instrument identified on Schedule B, or the Washington Business Corporation Act.

         (v) Each of PacNet Inc. ("PacNet"), AdVal, Inc. ("AdVal"), Cel-Tech International Corp. ("Cel-Tech") and Advanced Network Design ("AND") has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has all requisite corporate power and corporate authority to own its properties and to carry on its business as described in the Offering Memorandum. PacNet is duly qualified to do business as a foreign corporation and is in good standing in the states of Arizona, California, Colorado, Hawaii, Idaho, Illinois, Nevada, New Mexico, Oregon, Utah and Wyoming. AdVal is duly qualified to do business as a foreign corporation and is in good standing in the states of California, Colorado, Florida, Illinois, Maryland, Minnesota, New York, Oregon, Tennessee and Washington. Cel-Tech is duly qualified to do business as a foreign corporation and is in good standing in the states of Colorado, Florida, Minnesota, Oregon and Utah. All of the issued and outstanding capital stock of PacNet, AdVal, Cel-Tech and AND has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any adverse claim except as described in the Offering Memorandum.

         (vi) The Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company.





                                    Exh. C-1

         (vii) The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by applicable law and subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (viii) The Indenture has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (ix) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution nd delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, the Securities will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (x) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (xi) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action of the Company; such shares, when issued upon such conversion, will be duly and validly issued and fully paid and non-assessable and free of any preemptive rights pursuant to the Company's Amended and Restated Articles of Incorporation and Bylaws, any agreement or instrument identified on Schedule B or the Washington Business Corporation Act; no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

         (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Washington Business Corporation Act, with any applicable requirements of the Company's Amended and Restated Articles of Incorporation and Bylaws.

         (xiii) We have no knowledge of any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, which is pending or threatened in writing other than those set forth in Schedule A attached hereto.





                                    Exh. C-2

         (xiv) The information in the Offering Memorandum under "Business--Legal Proceedings," "Certain Transactions," "Description of Capital Stock," "Description of Certain Indebtedness," "Shares Eligible For Future Sale," and "Certain Federal Income Tax Consequences," insofar as such statements constitute descriptions of law or legal conclusions, have been reviewed by us and are accurate in all material respects.

         (xv) To our knowledge, neither the Company nor any of its subsidiaries is in violation of its respective articles of incorporation or bylaws.

         (xvi) No governmental consents, approvals, authorizations, registrations, declarations or filings (other than such as may be required under federal securities laws or the securities or blue sky laws of the various states, as to which we express no opinion) are required, on behalf of the Company, for the execution and delivery of the Purchase Agreement, the Registration Rights Agreement and the Indenture or for the offering, issuance or sale of the Securities to the Initial Purchasers and the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement or for the issuance of shares of Common Stock upon conversion of the Securities pursuant to the terms of the Indenture.

         (xvii) Assuming the accuracy of the representations and warranties of the Company contained in Section 3 of the Purchase Agreement, the adherence to the covenants of the Company as contained in Section 4 of the Purchase Agreement, the accuracy of the representations of the Initial Purchasers in
Section 8 of the Purchase Agreement and the adherence to the covenants of the Initial Purchasers contained in Section 8 of the Purchase Agreement, the accuracy of the representations of any Subsequent Purchaser that is an Accredited Investor contained in the Transferee Letter of Representations attached to the Offering Memorandum as Annex A, and the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum, it is not necessary to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (xviii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement and the consummation of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement will not (i) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any subsidiary thereof, (ii) violate any applicable laws, regulations, judgments or court decrees known to us to be applicable to the Company or any subsidiary thereof or any of their respective properties, assets or operations, or (iii) conflict with or constitute a breach of any of the terms or provisions of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument of the Company or any subsidiary thereof identified on Schedule B attached hereto.

         (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.





                                    Exh. C-3

         (xx) To our knowledge, except as set forth in the Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         In connection with the preparation of the Offering Memorandum, we advised the Company as to the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder and rendered other legal advice and assistance in the course of preparation of the Offering Memorandum, and we also participated in conferences with representatives of the Initial Purchasers and the Company, counsel to the Initial Purchasers, and the Company's accountants, at which the contents of the Offering Memorandum and related matters were discussed and reviewed and, although we have not independently verified and are not passing upon, and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the information which was developed in the course of the performance of such services and other information developed in the course of our representation of the Company, nothing has come to our attention that would lead us to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which we express no belief), as of the date of the Offering Memorandum and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         [In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Washington and the federal laws of the United States upon the opinions of counsel satisfactory to the Initial Purchasers. In addition, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. The contents of the schedules referred to in such counsel's opinion shall be in form and content reasonably satisfactory to counsel for the Initial Purchasers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).]





                                    Exh. C-4

                                                                       EXHIBIT D


             FORM OF OPINION OF WINTHROP, STIMSON, PUTNAM & ROBERTS
                  TO BE DELIVERED PURSUANT TO SECTION 5(e)(ii)

         (i) The Registration Rights Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by applicable law and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting creditors' rights and to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (ii) The Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting creditors' rights and to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (iii) The Securities are in the form contemplated by the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution nd delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, the Securities will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability affecting creditors' rights and to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         [Such counsel shall render the foregoing opinions under the laws of the State of New York and the federal laws of the United States. In addition, such counsel may rely, (i) as to matters governed by the laws of the State of Washington, on an opinion of Heller Ehrman White & McAuliffe and (ii) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).]





                                    Exh. D-1

                                                                       EXHIBIT E


                         FORM OF OPINION OF PAUL SENIO
                 TO BE DELIVERED PURSUANT TO SECTION 5(e)(iii)


         (i) To the best of my knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Offering Memorandum and is not so described, or of any contract or other document which is required to be described in the Offering Memorandum or is required to be incorporated by reference into the Offering Memorandum which is not so incorporated by reference; and

         (ii) The Company and each of its subsidiaries has such certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum except where the failure to have such certificates, permits, licenses, franchises and authorizations would not result in a Material Adverse Effect.

         (iii) To the best of my knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or incorporated by reference therein, except as described in the Offering Memorandum and except where such default would not result in a Material Adverse Effect.

         (iv) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects.

         (v) To the best of my knowledge, except as set forth in the Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         I have participated in conferences with the representatives of the Initial Purchasers and the Company, counsel to the Initial Purchasers, counsel to the Company and the Company's accountants at which the contents of the Offering Memorandum and related matters were discussed and reviewed. Nothing has come to my attention that would lead me to believe that, at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, the Offering Memorandum or any amendment or supplement thereto (except for the financial statements and schedules and other financial data included or incorporated by reference therein as to which I express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.





                                    Exh. E-1

                                                                       EXHIBIT F


                     FORM OF OPINION OF HUNTER & MOW, P.C.
                  TO BE DELIVERED PURSUANT TO SECTION 5(e)(iv)


         (i) Except as set forth on Schedule 2 attached hereto and incorporated herein by reference and except for matters which would not have a material adverse effect on the business, operations, finances and prospects of the Company !s?ws ("State Rules") applicable to the Company, PacNet, AdVal, ADNET or Cel-Tech, and (vi) to our knowledge, any decree from any court, and
(B) no authorization of or filing with the FCC or any state telecommunications regulatory authorities ("State Authority"), is necessary for the execution and delivery of the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof;

         (ii) The Company is a nondominant carrier validly authorized by the FCC to provide interstate interexchange telecommunications services. The Company has been granted authority by the FCC under Section 214 of the Communications Act to provide international switched and private line telecommunications services through the resale of the international services of authorized U.S. common carriers pursuant to Part 63 of the FCC Rules. The Company currently has on file with the FCC tariffs applicable to its domestic interstate and international services. Except as set forth on Schedule 3 attached hereto and incorporated herein by reference, and to our knowledge, no further FCC authority is required by the Company, PacNet, AdVal, ADNET or Cel-Tech, to conduct their respective businesses as described in the Offering Memorandum; provided, however, that the Company will be required to file interstate tariffs with the FCC if it provides such services in conjunction with the provision of local telecommunications services.

         (iii) The Company is validly certified or registered to resell intrastate interLATA telecommunications services in each of the states listed on Schedule 4 attached hereto and incorporated herein by reference, and is not required to be certified or registered to resell intrastate interLATA telecommunications services in the states listed on Schedule 5 attached hereto and incorporated herein by reference. Except as otherwise noted on Schedule 4, the Company has a tariff or price list on file in each of the states listed on
Schedule 4. Except as otherwise noted on Schedules 4 and 5 and to our knowledge, no further authority is required from any of the State Authorities by the Company, PacNet, AdVal, ADNET or Cel-Tech to conduct their respective businesses as described in the Offering Memorandum; provided, however, the Company will require additional authority from the State Authorities to engage in the provision of local telecommunications services.





                                    Exh. F-1

         (iv) To our knowledge after due inquiry and excepting matters which are set forth on Schedule 6 attached hereto and incorporated herein by reference or which would not have a Material Adverse Effect on the Company as a whole, (i) no decree or order of the FCC or a State Authority has been issued and is currently effective against the Company, PacNet, AdVal, ADNET or Cel-Tech and (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued and is currently effective, against the Company, PacNet, AdVal, ADNET or Cel-Tech before or by the FCC or a State Authority. To our knowledge after due inquiry and excepting matters which are set forth on Schedule 7 attached hereto and incorporated herein by reference, there are no rulemakings or other administrative proceedings pending before the FCC which (i) are generally applicable to interexchange telecommunications services or the resale thereof and (ii) which, if decided adversely to the Company's interest, would have a material adverse effect on the business, operations, finances and prospects of the Company as a whole.

         (v) To our knowledge after due inquiry, there are no contracts to which the Company is a party and which are material to the business, operations, finances and prospects of the Company as a whole that are not described in the Offering Memorandum or incorporated by reference therein.

         (vi) To our knowledge after due inquiry and excepting matters which are set forth on Schedule 8 attached hereto and incorporated herein by reference, and which would not have a material adverse effect on the business, operations, finances and prospects of the Company as a whole, the Company is in current and material compliance with applicable State Laws and State Rules in the States of California, Florida, Illinois, Indiana, New York, Ohio, Oregon and Washington.

         (vii) Although we are not passing upon, or assuming responsibility for, the accuracy, completeness or fairness of statements contained in the Offering Memorandum, nothing has come to our attention in our review of the Offering Memorandum or other documents we have examined in connection with this opinion or through our participation in conferences with officers, employees or other representatives of the Company which would cause us to believe that on the date hereof those sections of the Offering Memorandum captioned "Risk Factors--Dependence on Facilities-Based Carriers," "--Competition," and "--Regulation," "Business--Industry Background," "--Competition," "--Telecommunications Act," and "--Regulation" contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding anything stated above, we express no belief regarding the financial statements and other financial data contained in the Offering Memorandum.


         The contents of the schedules referred to in such counsel's opinion shall be in form and content reasonably satisfactory to counsel for the Initial Purchasers.





                                    Exh. F-2

                                                                       EXHIBIT G


                           FORM OF LOCK-UP AGREEMENT


                                                         _________________, 1996




PAINEWEBBER INCORPORATED
WHEAT FIRST BUTCHER SINGER
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

MIDCOM Communications Inc.
1111 Third Avenue, Suite 1600
Seattle, Washington 98101

         Re:  MIDCOM Communications Inc.

Dear Sirs:

                 The undersigned is an officer and/or director of MIDCOM Communications Inc., a Washington corporation (the "Issuer"), or an owner of record or beneficially of certain shares of common stock, par value $.0001 per share, of the Issuer (the "Common Stock"), or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that PaineWebber Incorporated ("PaineWebber") and Wheat, First Securities, Inc. ("Wheat First", and together with Painewebber, the "Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Issuer, providing for the private placement of $85,000,000 aggregate principal amount ($86,250,000 aggregate principal amount if the Initial Purchasers' over-allotment option is exercised in full) of the Issuer's Convertible Subordinated Notes due 2003 (the "Notes") which are convertible into shares of Common Stock. The undersigned acknowledges that the Initial Purchasers and the Issuer are relying on the representations and agreements of the undersigned contained in this letter in carrying out such offering of the Notes (the "Offering") and in entering into the Purchase Agreement.

                 In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder, officer and/or director of the Issuer, and for other good and valuable consideration, the undersigned agrees with each Initial Purchaser and the Issuer that, for a period commencing on the date hereof and continuing to a date 90 days after the closing of the Offering, the undersigned will not, without the prior written consent of PaineWebber (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities





                                    Exh. G-1
exchangeable or exercisable for or convertible into shares of Common Stock currently owned or hereafter acquired and owned, either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, or file or request to be filed any registration statement with respect to the Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                 This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.




                                       Very truly yours,


                                       Signature:
                                                 -------------------------
                                       Print Name:






                                    Exh. G-2